Exhibit 10.4

BORLAND SOFTWARE CORPORATION

1985 STOCK OPTION PLAN

1.	PURPOSE

This 1985 Stock Option Plan of Borland Software Corporation, a Delaware corporation, and its eligible Subsidiaries is intended to encourage employee proprietary interest in the Corporation and its Subsidiaries and to encourage employees to remain in the employ of the Corporation and its Subsidiaries.

2.	DEFINITIONS

“Board” shall mean the Board of Directors of the Corporation.

“Code” shall mean the Internal Revenue Code of 1986.

“Committee” shall mean the committee appointed by the Board in accordance with Section 4 of the Plan.

“Common Stock” shall mean the Common Stock of the Corporation, or any stock into which such Common Stock may be converted.

“Corporation” shall mean Borland Software Corporation, a Delaware corporation.

“Date of Grant” shall mean the date on which the Committee grants an Option.

“Disability” shall mean the condition of an Employee who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

“Employee” shall mean an individual employed (within the meaning of Code section 3401 and the regulations thereunder) by the Corporation or a Subsidiary.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exercise Price” shall mean the price per Share of Common Stock, determined by the Committee, at which an Option may be exercised.

“Fair Market Value” shall mean the value of one (1) Share of Common Stock, determined as follows: (i) if the Shares are traded on an exchange or on the NASDAQ

National Market System, the reported “closing price” on the date of valuation; (ii) if the Shares are traded over-the-counter on the NASDAQ System (other than on the NASDAQ Market System), the mean between the bid and the ask prices on said System at the close of business on the date of valuation; and (iii) if neither (i) nor (ii) applies, the fair market value as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

“Incentive Stock Option” shall mean an Option described in Code section 422A(b).

“Nonstatuatory Stock Option” shall mean an Option not described in Code sections 422(b), 422A(b), 432(b) or 424(b).

“Option” shall mean any stock option granted pursuant to the Plan.

“Option Agreement” shall mean the written agreement entered into between the Corporation and the Optionee with respect to which an Option or Options are granted under the Plan.

“Optionee” shall mean the grantee of an Option pursuant to the Plan.

“Parent” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each of the corporations, other than the Corporation, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Plan” shall mean this stock option plan.

“Purchase Price” shall mean the Exercise Price times the number of Shares with respect to which an Option is exercised.

“Share” shall mean one (1) share of Common Stock, adjusted in accordance with Section 12 of the Plan (if applicable).

“Subsidiary” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations, other than the last corporation in the unbroken chain, owns stock processing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.	EFFECTIVE DATE

The Plan was adopted by the Board effective October 28, 1985.

4.	ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of not less than three (3) members of the Board. All members of the Committee shall be Disinterested Persons, as defined herein below. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall hold meetings at such times and places as it may determine. Acts of a majority of the Committee at a meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee, shall be the valid acts of the Committee.

For the purposes of this Section 4, “Disinterested Person” shall mean a member of the Committee who is not during the one year prior to service as an administrator of the Plan, been granted or awarded equity securities pursuant to the Plan or any other plan of the Corporation or any of its affiliates. Participation in a formula plan meeting the conditions of Rule 16(b)(3)(c)(2)(ii) of the Exchange Act or in an ongoing securities acquisition plan meeting the conditions in Rule 16(b)(3)(d)(2)(i) of the Exchange Act shall not disqualify a member of the Committee from being a Disinterested Person. In addition, an election to receive an annual retainer fee in either cash or an equivalent amount of securities, or partly in cash and partly securities, shall not disqualify a member of the Committee from being a Disinterested Person.

The Committee shall from time to time at its discretion select the Employees who are to be granted Options, determine the number of Shares to be optioned to each Optionee and designate such Options as Incentive Stock Options or Nonstatuatory Stock Options. A Committee member shall in no event participate in any determination relating to Options held by or to be granted to such Committee member. The interpretation and construction by the Committee of any provision of the Plan or of the Options granted thereunder shall be final. No Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

5.	STOCK OPTION ELIGIBILITY

All Employees shall be eligible for grant of Options. Grantees of Incentive Stock Options and Nonstatuatory Options pursuant to the Plan shall be those Employees (who may be officers, whether or not they are directors) as the Committee shall select subject to the terms and conditions set forth below.

(a)    Ten Percent (10%) Stockholders.  Any Employee who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Corporation, its Parent, or any of its Subsidiaries shall not be eligible to receive an Incentive Stock Option or Nonstatuatory Stock Option pursuant to the Plan unless, at the time such Option is granted to him or her, the Exercise Price of the Shares subject to such Option to such Employee is at least one hundred ten percent (110%) of the Fair Market Value of such Shares on the Date of Grant, and such Option by its terms is not exercisable after the expiration of five (5) years from the Date of Grant.

(b)    Stock Ownership.  For purposes of this Section 5, in determining stock ownership, an Employee shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. Stock with respect to which such Employee holds an Option shall not be counted.

(c)    Outstanding Stock.  For purposes of this Section 5, “outstanding stock” shall include all stock issued and outstanding immediately after the grant of the Option to the Optionee, but shall not include shares authorized for issue under outstanding Options held by the Optionee or by any other person.

(d)    Number of Options.  An Optionee may hold more than one (1) Option, but only on the terms and subject to the restrictions hereinafter set forth.

6.	STOCK

The stock subject to Options granted under the Plan shall be Shares of the Corporation’s authorized but unissued Common Stock. The aggregate number of Shares which may be issued under Options exercised under the Plan shall not exceed Eight Million, Nine Hundred Eighty Two Thousand (8,982,000) shares. As long as Options issued pursuant to the Plan remain outstanding, the Corporation shall reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan. In the event that any outstanding Option under the Plan for any reason expires or is terminated, Options may again be granted as to the Shares allocable to the unexercised portion of such expired or terminated Option.

The limitations established by this Section 6 shall be subject to adjustment upon the occurrence of the events specified and in the manner provided in Section 12 hereof.

7.	TERMS AND CONDITIONS OF OPTIONS

Any Option granted pursuant to the Plan shall be evidenced by an Option Agreement which, for an Incentive Stock Option, shall be in a form substantially as that set forth in Exhibit A hereto or in such other form as the Committee shall from time to time determine and which, for a Nonstatuatory Stock Option, shall be in a form substantially as that set forth in Exhibit B hereto or in such other form as the Committee shall from time to time determine. The Option Agreement shall state and/or be subject to the following terms and conditions:

(a)    Number of Shares.  Each Option Agreement shall state the number of Shares to which the Option pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 12 hereof.

(b)    Exercise Price.  Each Option Agreement shall state the Exercise Price of the Option, which price shall not be less than: (i) in the case of an Incentive Stock Option, the Fair Market Value of a Share on the Date of Grant; (ii) in the case of a Nonstatutory Stock Option, eighty-five percent (85%) of the Fair Market Value of a Share on the Date of Grant; and (iii) in the case of an Incentive Stock Option or Nonstatutory Stock Option granted to an Optionee described in Section 5(a) hereof, one hundred ten percent (110%) of the Fair Market Value of a Share on the Date of Grant.

(c)    Vesting.  Each Option Agreement shall state the vesting schedule for the Options granted thereunder. The Committee may, in its discretion, order that any or all Options previously granted to some or all Optionees shall vest at an accelerated rate.

(d)    Form and Time of Payment.  An Optionee may exercise an Option by giving signed, written notice to the Corporation in care of the corporate secretary or assistant secretary of the Corporation, or to such other person as the Corporation may designate, specifying the election to exercise the Option and the number of shares for which the Option is being exercised.

Shares eligible for use in payment of the Purchase Price shall be any shares that were previously acquired by an Optionee, including shares acquired upon any previous exercise of any option granted to the Optionee.

No share shall be issued until full payment has been received by the Corporation. The Corporation shall thereafter caused to be issued a certificate or certificates for the shares for which an Option has been exercised, registered in the name of the Optionee, and shall cause such certificate or certificates to be delivered to the Option.

(e)    Withholding Taxes.  In the event the Corporation determines that it is required to withhold state or Federal income tax as a result of the exercise of any Option or in connection with a disqualifying disposition of stock previously issued pursuant to the exercise of any Incentive Stock Option, the Option Agreement shall require the Optionee, as a condition to the exercise of the Option or such a disposition of stock, to make arrangements satisfactory to the Corporation to enable the Corporation to satisfy such withholding requirements.

(f)    Term and Exercise of Options; Nontransferability of Options.  No Option shall be exercisable after the expiration of ten (10) years from the Date of Grant, and no Stock Option granted to an Optionee described in Section (a) hereof shall be exercisable after the expiration of five (5) years from the Date of Grant. During the lifetime of the Optionee, the Option shall be exercisable by the Optionee and shall not be assignable or transferable except pursuant to a qualified domestic relations order as defined by the Code.

An option shall be transferable only upon the Optionee’s death, by will or the laws of descent and distribution.

(g)    Termination of Employment Except for Death, Disability or Discharge for Cause.  In the event that an Optionee shall cease to be employed by the Corporation or any of its Subsidiaries for any reason other than his or her death, Disability or Discharge for Cause, his or her right to exercise any outstanding Option shall terminate; provided, however, that such Optionee shall have the right, subject to the restrictions of Subsection (f) hereof, to exercise an otherwise outstanding Option at any time within three (3) months after such termination of employment to the extent that, at the date of such termination of employment, such Optionee’s right to exercise such Option had vested pursuant to the terms of the Option Agreement with respect thereto and had not previously been exercised.

An employment relationship shall be treated as continuing intact while the Optionee is on military leave, sick leave, or other bona fide leave of absence. Notwithstanding the foregoing, in the case of an Incentive Stock Option, an employment relationship shall not be deemed to continue intact beyond the ninetieth (90th) day after the Optionee ceases active employment, unless the Optionee’s reemployment rights are guaranteed by statute or by contract.

(h)    Death or Disability of Optionee.  If the Optionee shall die or suffer a Disability while in the employ of the Corporation or a Subsidiary, his or her right to exercise any outstanding Option shall terminate; provided, however, that, to the extent that it has not previously been exercised, and subject to the restrictions of Subsection (f) hereof, an otherwise outstanding Option may be exercised (to the extent that it would have been exercisable on the date of death or the date of termination of employment) for a period of twelve (12) months from the date of his or her death or the date of the termination of his or her employment as a result of his or her Disability.

In any case in which exercise is to take place after the Optionee’s death, such exercise may be made by the executors or administrators of the Optionee’s estate or by any person or persons who shall have acquired the Option directly form the Optionee by bequest or inheritance.

(i)    Termination of Employment by Discharge for Cause.  In the event that an Optionee shall be Discharged for Cause from employment with the Corporation or any of its subsidiaries, his or her right to exercise any outstanding Option shall terminate; provided, however, that such Optionee shall have the right, subject to the restrictions of Subsection (f) hereof, to exercise an outstanding Option at any time within thirty (30) days after such Discharge for Cause to the extent that such Optionee’s right to exercise such Option had vested pursuant to the terms of the Option Agreement with respect thereto and had not previously been exercised. “Discharge for Cause” shall mean termination on account of conviction of the Optionee for Commission of any felony or misdemeanor (excluding minor traffic violations), or termination on account of commission by Optionee of other acts, whether or not any crime is alleged, charged or proven, which commission may, in the opinion of the Board, damage the Corporation or any of its Subsidiaries or the reputation or reputations thereof, whether or not such acts relate to Optionee’s work performance; or termination on account of misconduct or gross negligence by Optionee’s work performance or nonperformance of assigned duties; provided, however, that “Discharge for Cause” shall not include termination for any reason solely related to other Optionee deficiencies in work, including ordinary negligence in performance of assigned duties. Nothing herein shall limit the right of the Corporation or its Subsidiaries, acting through the Board, to be the sole judge of what constitutes Discharge for Cause. Any determination by the Board that Optionee was terminated for cause shall be final and binding upon Optionee for all purposes and shall not be subject to review by any governmental agency or court of law.

(j)    Other Provisions.  Option Agreements authorized under the Plan shall contain such other provisions not inconsistent with the terms of the Plan, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable.

8.	RIGHTS AS A STOCKHOLDER.

An Optionee or transferee of an Optionee shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 12 hereof.

9.	MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS.

Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the exchange of outstanding Options (to the extent not theretofore exercised) for the grant of new Options in substitution therefor. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

10.	LIMITATION ON ANNUAL AWARDS

The aggregate Fair Market Value (determined as of the date an option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under this Plan and all other plans maintained by the Corporation, its parent or its Subsidiaries shall not exceed $100,000.

11.	TERM OF PLAN

Options may be granted pursuant to the Plan until the termination of the Plan on October 27, 1995.

12.	RECAPITALIZATION

Subject to any required action by the stockholders, the number of Shares in the Plan as provided in Section 6 hereof and the number of Shares and the Exercise Price of each outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number or such Shares effected without receipt of consideration by the Corporation.

If the Corporation merges with or into another corporation each outstanding Option shall be assumed by the surviving or successor Corporation.

To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

Except as expressly provided in this Section 12, the Optionee shall have no rights by reason of any subdivision, consolidation or change of any of the rights or privileges of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spinoff of assets or stock of another corporation, and any issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Exercise Price of Shares subject to the Option.

The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

13.	SECURITIES LAW REQUIREMENTS

The Corporation shall not be under any obligation to issue any Shares upon the exercise of any Option unless and until the Corporation has determined that: (i) it and the Optionee have taken all actions required to register the Shares under the Securities Act of 1933, or to perfect an exemption form the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state and Federal law have been satisfied.

14.	AMENDMENT OF THE PLAN

The board may, insofar as permitted by law, from time to time, with respect to any Shares at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the stockholders, no such revision or amendment shall:

(a)	Increase the number of Shares subject to the Plan other than an adjustment under Section 12 of the Plan;

(b)	Materially modify the requirements as to eligibility for participation in the Plan set forth in Section 5 hereof;

(c)	Materially increase the benefits accruing to Optionees under the Plan; or

(d)	Amend this Section 14 to defeat its purpose.

15.	APPLICATION OF FUNDS

The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of an Option will be used for general corporate purposes.

16.	NO OBLIGATION TO EXERCISE OPTION

The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

17.	APPROVAL OF STOCKHOLDERS

The Plan and any amendment described in clause (a), (b), (c), or (d) of Section 14 hereof shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares present and entitled to vote at a meeting of the stockholders of the Corporation, to be held not more than twelve (12) months before or after the adoption of the Plan or any of such amendments, or by the written consent of the stockholders of the Corporation, as allowed by Delaware Law and the Corporation’s Certificate of Incorporation and Bylaws.

17.	CALIFORNIA LAW

The Plan shall be interpreted and governed by the laws of the State of California applicable to transactions between residents of such state wholly performed in such state.